Exhibit 10.48

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AMENDMENT NO. 6
TO
AMERICA WEST CO-BRANDED CARD AGREEMENT
     THIS AMENDMENT NO. 6 TO AMERICA WEST CO-BRANDED CARD AGREEMENT (“Amendment No. 6”) is dated October 17, 2008, by and between US AIRWAYS GROUP, INC., a Delaware corporation (“US Airways Group”), and BARCLAYS BANK DELAWARE formerly known as JUNIPER BANK (“Juniper Bank”).
RECITALS
     WHEREAS, America West Airlines, Inc. (“America West”) and Juniper Bank are parties to that certain America West Co-Branded Card Agreement, dated January 25, 2005 (the “Original Agreement”);
     WHEREAS, US Airways Group merged with America West’s parent company, America West Holdings Corporation, and America West assigned its rights and obligations under the Original Agreement to US Airways Group pursuant to that certain Assignment and First Amendment to America West Co-Branded Card Agreement, dated August 8, 2005 (the “First Amendment”), as amended by that certain Amendment No. 2 to America West Co-Branded Card Agreement, dated September 26, 2005 (the “Second Amendment”), as amended by that certain Amendment No. 3 to America West Co-Branded Card Agreement, dated December 29, 2006 (the “Third Amendment”), as amended by that certain Amendment No. 4 to America West Co-Branded Card Agreement, dated December 5, 2007, (the “Fourth Amendment”) and as amended by that certain Amendment No. 5 to America West Co-Branded Card Agreement, dated August 28, 2008 (the “Fifth Amendment” and together with the First Amendment, Second Amendment, Third Amendment, Fourth Amendment and the Original Agreement, the “Agreement”);
     WHEREAS, US Airways Group is raising additional capital from its various strategic partners as part of an overall liquidity program (the “Liquidity Program”) to address current economic challenges facing the global aviation industry;
     WHEREAS, Juniper Bank has agreed to pre-purchase miles from US Airways Group to assist with these efforts;
     WHEREAS, Juniper Bank and US Airways Group also desire to offer enhanced benefits to certain consumer cardholders to increase cardholder spend;
     WHEREAS, US Airways Group and Juniper Bank now desire to amend and modify the Agreement to incorporate such terms and obligations; and
     WHEREAS, US Airways Group and Juniper Bank understand and agree that the effectiveness of this Amendment No. 6 and the fulfillment of the respective rights and

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obligations contained herein shall be contingent upon consummation of certain conditions of close with respect to the Liquidity Program as more fully set forth herein.
     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:
1. Definitions. All capitalized terms used herein, but not otherwise defined herein, shall have the meanings given to such terms in the Agreement.
2. Amendments.
a.	The following definitions in Section 1 of the Agreement are deleted in their entirety and replaced with the following:
““Early Payment Event” means (i) US Airways Group is in default, with all applicable cure and grace periods elapsed, of either (A) any material indebtedness for borrowed money in excess of **, and (ii) the obligations under such material indebtedness for borrowed money **have been accelerated.
“Expiration Date” means March 31, 2017.
“Suspension Event” as defined in Section 4.6.”
b.	Section 1 of the Agreement is amended by adding the following definitions in the appropriate alphabetical order:
““**Fee” as defined in Section 4.2.2.
“Cap” as defined in Section 14.3.
“Citi Loan” means that certain Loan Agreement dated as of March 23, 2007, as amended, among US Airways Group, certain of its subsidiaries signatory thereto, and Citicorp North America, Inc., as administrative agent and collateral agent for the lenders thereunder.
“Citi Loan Amendment” means an amendment to the Citi Loan providing for, among other things, the reduction of the Minimum Unrestricted Cash (as defined in the Citi Loan) on a dollar for dollar basis with certain prepayments from the proceeds from Liquidity Program until such amount is reduced to $850,000,000.
“Closing Conditions” as defined in Section 14.1.
“Collateral” shall mean the sum of cash posted directly with US Airways Group’s fuel hedge counterparties and cash posted to collateralize letters of credit issued for the benefit of US Airways Groups’ fuel hedge counterparties.
“Conditions Precedent” as defined in Section 14.3.1.

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“Liquidity Program” as defined in the Recitals of this Amendment No. 6.
“**Fee” as defined in Section 4.2.2.
“Repurchase Commencement Date” as defined in Section 14.3.
“Subsequent Purchase” as defined in Section 14.3.
“Subsequent Purchase Date” as defined in Section 14.3.
“Unrestricted Cash” shall mean the sum of cash, cash equivalents, short-term investments and available for sale securities (in each case unrestricted) maintained by US Airways Group as depicted on its balance sheet.”
c.	Section 4.2.2 of the Agreement is deleted in its entirety and replaced with the following:

“4.2.2. Fees.
(a) During the Term of this Agreement, Juniper Bank shall pay a **fee to US Airways Group equal to ** for each Base, Bonus or Adjustment Mile awarded by Juniper Bank to an Account and accounts from **(“**Fee”).
(b) In addition to the **Fee, for all Accounts except the accounts from**, Juniper Bank shall pay a fee for the use of US Airways’ Marks, marketing channels, marketing support, administrative support and brand equity (“**Fee”) as follows:
(i) From the Effective Date of Amendment No. 5 up to and including**:
•	For each **of Net New Purchase Transactions on Cards bearing US Airways Marks in which Affinity Cardholders earn **Mile per**, a fee of**;

•	For every **of Net New Purchase Transactions on Cards bearing US Airways Marks in which Affinity Cardholders earn **Mile per**, a fee of**; and

•	For each Bonus or Adjustment Mile awarded by Juniper Bank on a Card bearing US Airways Marks, a fee of**.
(ii) As of **and thereafter:
•	For each **of Net New Purchase Transactions on Cards bearing US Airways Marks in which Affinity Cardholders earn **Mile per**, a fee of**;

•	For every **of Net New Purchase Transactions on Cards bearing US Airways Marks in which Affinity Cardholders earn **Mile per**, a fee of**; and

•	For each Bonus or Adjustment Mile awarded by Juniper Bank on a Card bearing US Airways Marks, a fee of**.

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(c) In addition to the **Fee, for accounts in**, Juniper Bank shall pay **Fee as follows:
(i) From the Effective Date of this Amendment No. 6 until**:
•	For each **of Net New Purchase Transactions on Cards bearing US Airways Marks in which **cardholders earn **Mile per**, a fee of**;

•	For each Bonus or Adjustment Mile awarded by Juniper Bank on a Card bearing US Airways Marks, a fee of**.
(ii) As of the date **and thereafter:
•	For each **of Net New Purchase Transactions on Cards bearing US Airways Marks in which **cardholders earn **Mile per**, a fee of **.;

•	For each Bonus or Adjustment Mile awarded by Juniper Bank on a Card bearing US Airways Marks, a fee of**.
Notwithstanding and in lieu of the foregoing, to the extent that Juniper Bank awards Bonus Miles as incentives for**, Juniper Bank shall pay **Fee to US Airways Group equal to ** in addition to the **Fee for each such Bonus Mile awarded to such**.
In addition, US Airways Group will award Base and Bonus Miles as follows:
•	US Airways Group shall award Base Miles as set forth in Exhibit A and Exhibit B attached hereto.

•	US Airways Group will from time to time award Bonus Miles to Accounts. Bonus Miles will be awarded as agreed from time to time by the parties for, by way of example only and not limitation, rewards to Customers when they open Accounts, rewards to Affinity Cardholders for engaging in certain categories of transactions as the parties may agree, including, but not limited to, the use of an Account to purchase US Airways Group tickets. Bonus Miles shall be in addition to Base Miles awarded per Net New Purchase Transactions.”
d.	Section 4.6 of the Agreement is deleted in its entirety and replaced with the following:
“4.6 Suspension Events. If either of the following (each a “Suspension Event”) occurs:
(i) US Airways Group fails to maintain a frequent flyer program that is as competitive in the marketplace as the FF Program was as of**; provided that Juniper Bank provides written notice of such failure to maintain the

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competitiveness of the FF Program which will commence a forty-five (45) day period during which US Airways may cure such deficiency; or
(ii) Passenger Enplanements as measured each **or Active Frequent Flyers declines more than ** below the comparable **in the Passenger Enplanements Baseline Year or Active Frequent Flyer Baseline Year, as applicable;
then Juniper Bank may, in its sole discretion, elect to terminate this Agreement. To the extent that Juniper Bank elects not to terminate this Agreement, nothing herein shall be construed to prevent a later election to terminate this Agreement so long as a Suspension Event is continuing or to exercise any other right or remedy hereunder. In the event Juniper Bank terminates this Agreement pursuant to this Section 4.6 US Airways Group will promptly (a) repurchase any unused Pre-Purchased Miles as of the date of termination; and (b) repay an amount equal to**.
For purposes of this Agreement, (i) “Passenger Enplanements” means the aggregate of ticketed passengers flown on America West and US Airways branded aircraft as reported by US Airways for the **period ending **as adjusted for the average industry capacity reduction over such period of time (for avoidance of doubt, as of the date of this Agreement, Passenger Enplanements includes passengers flown on Mesa Airlines or any other carrier operated as America West Express or US Airways Express but does not include passengers flown on Hawaiian Airlines, except, for example, a passenger flown on an Albuquerque-Phoenix-Honolulu flight, the Albuquerque-Phoenix segment of such flight would be included as a Passenger Enplanement), and (ii) “Active Frequent Flyer” means a US Airways FF Participant who has accrued miles from flights on America West or US Airways in the **period ending**. The “Passenger Enplanements Baseline Year” shall be the Passenger Enplanements for the **period ending **as adjusted for the average industry capacity reduction over such period of time. The “Active Frequent Flyer Baseline Year” shall be the Active Frequent Flyers for the **period ending**.”
e.	Section 4.10 of the Agreement is deleted in its entirety and replaced with the following:
“4.10 No-Shop Provision. During the No-Shop Period (as defined below), US Airways Group shall not, and shall cause its affiliates and its or their officers, directors, employees and agents to not, engage in any negotiations in respect to, solicit offers for, supply confidential information for the purpose of evaluating, or enter into any agreement with respect to**. For purposes of this Agreement, the term “No-Shop Period” shall mean the period of time commencing on**. Notwithstanding the foregoing, US Airways Group will be permitted to engage in negotiations with, solicit offers from, supply information to, and enter into an agreement with any person desiring to**. Furthermore, nothing herein shall prevent US Airways Group from engaging in conversations with its current issuer

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regarding the day-to-day aspects of its current card program so long as such conversations are not used as a pretext to avoid the No-Shop Period.”
f.	Section 4.12 of the Agreement is deleted in its entirety and replaced with the following:
“4.12 Annual Bonus Payment. Commencing in**, Juniper Bank shall pay US Airways Group an annual bonus of **(the “Annual Bonus Payment”). The Annual Bonus Payment shall be paid on **and on each anniversary of that date thereafter for the remaining Term of this Agreement and any extension thereof.”
g.	Section 5.1 of the Agreement is amended by deleting the words “Section 12 of” in the first sentence.

h.	Section 7 of the Agreement is amended by adding the following new Section 7.1.12:
“7.1.12 implementation of the **described on Exhibit F attached to this Agreement on the schedule set forth therein.”
i.	Section 7.4 of the Agreement is amended by adding the following sentence to the end of the first paragraph:
“Commencing **provide**.”
j.	Section 12.3 of the Agreement is deleted in its entirety and replaced with the following:
“12.3 In the event Juniper Bank terminates this Agreement pursuant to this Section 12, upon such termination US Airways Group shall promptly: (i) repurchase from Juniper Bank any unused Pre-Purchased Miles that remains outstanding as of the date of termination; and (ii) repay an amount equal to**.”
k.	Section 14 of the Agreement is deleted in its entirety and replaced with the following:
“14. PRE-PURCHASE OF MILES
14.1 Pre-Purchase of Miles. Juniper Bank will pre-purchase Miles in an amount totaling two hundred million dollars ($200,000,000.00) (together with pre-purchased miles otherwise acquired hereunder, the “Pre-Purchased Miles”) and wire such funds to an escrow account held by Citi upon notice (the “Pre-Purchase Date”). The funds will be released upon the satisfaction of the following conditions (“Closing Conditions”): (i) receipt of requisite lenders consent under the Citi Loan; (ii) completion of the issuance of additional equity by US Airways Group in the amount of one hundred seventy-nine million dollars ($179,000,000), which was completed in August 2008; (iii) completion of the refinancing of a portion of the Citi Loan provided by General Electric and others resulting in, among other things, a prepayment of the Citi Loan in a minimum amount of four hundred million dollars ($400,000,000) and the lowering of the

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unrestricted cash covenant to eight hundred fifty million dollars ($850,000,000); (iv) receipt of a firm commitment for two hundred million dollars ($200,000,000) of new liquidity from Airbus to be funded at the Effective Time; and (v) US Airways Group has **in Unrestricted Cash (inclusive of the funds to be realized pursuant to the Liquidity Program but exclusive of the funds to be provided by Juniper Bank) above the minimum unrestricted cash covenant in the Citi Loan Amendment. For purposes of this Section 14.1, Unrestricted Cash shall include Collateral posted by US Airways Group with its fuel hedge counterparties. The price for each Pre-Purchased Mile shall be ** that being the combination of the **Fee and **Fee for Net New Purchase Transactions as set forth in Section 4.2.2. If the Closing Conditions are not satisfied on or before**, the funds in the escrow account shall be promptly returned to Juniper Bank.
14.2 Use of Pre-Purchased Miles. Juniper Bank shall use the Pre-Purchased Miles to compensate US Airways Group for fees otherwise earned hereunder in the manner and in accordance with the following terms and conditions. In addition, US Airways shall pay interest on the value of the outstanding Pre-Purchased Miles as set forth below.
14.2.1 Payment with Pre-Purchased Miles. Commencing in November, 2008 and in each month thereafter that Juniper Bank holds Pre-Purchased Miles, it shall compensate US Airways Group for fees earned hereunder with Pre-Purchased Miles pursuant to the following process: Juniper Bank shall calculate the amounts due under this Agreement as set forth in Section 4 and divide that amount by ** rounded to the nearest whole number to arrive at the number of Pre-Purchased Miles to be returned to US Airways Group in lieu of a cash payment as otherwise set forth in Section 4. For avoidance of doubt, the reporting and use of Pre-Purchased Miles as payment in lieu of cash shall occur within the time frames established in Sections 4.2.3 and 28.
14.2.2 Interest Payments. Commencing on the 30th calendar day of the calendar month following the Pre-Purchase Date, and continuing on the 30th calendar day of each calendar month, except for the month of February where the interest payment shall be due February 28th, so long as any Pre-Purchased Miles remain outstanding, US Airways Group will pay Juniper Bank interest accruing under the Pre-Purchased Miles at the Adjustable Rate during the preceding Interest Period. For purposes of this Agreement, “Adjustable Rate” shall mean the One Month LIBOR on the last business day of each calendar month prior to the next Interest Period as published on Bloomberg page USSW, plus**. “Interest Period” shall mean (i) initially, the period beginning on the Pre-Purchase Date and ending on the last day of the calendar month in which such date occurs, and (ii) thereafter, the period beginning on the first day of the calendar month and ending on the last day of such calendar month or the date on which no Pre-Purchased Miles remain outstanding, as applicable. The monthly calculation will be as follows: The outstanding dollar amount of

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the Pre-Purchased Miles held by Juniper Bank on the last day of the preceding month times (Adjustable Rate/360 times the number of calendar days in the Interest Period).
14.3	Subsequent Monthly Purchase. Commencing in November, 2008 for each month in which the Conditions Precedent as set forth in Section 14.3.1 are met, Juniper Bank shall purchase additional Pre-Purchased Miles in an amount equal to the difference between the Cap (as defined below) and the amount of unused Pre-Purchased Miles (each a “Subsequent Purchase”). Each Subsequent Purchase shall occur no later than the ** calendar day of the month following the month in which the Conditions Precedent are measured (the “Subsequent Purchase Date”). Prior to the **of the Pre-Purchase Date (the “Repurchase Commencement Date”), in each month in which the Conditions Precedent are not met, the Cap shall be reduced by**. Commencing on the Repurchase Commencement Date, the Cap shall be reduced by ** each month in which the Conditions Precedent are met and ** in each month the Conditions Precedent are not met until such time no Pre-Purchased Miles remain outstanding. For purposes of this Agreement, the initial “Cap” shall be $200 million and will reduce accordingly as set forth above. Subsequent Purchases that occur in February shall occur on the later of February 28 or three (3) business days after receipt of the Report(s) due pursuant to Section 17.
14.3.1 Conditions Precedent. Juniper Bank’s obligations to make a Subsequent Purchase each month pursuant to Section 14.3 will only arise upon and are subject to the satisfaction or waiver of the following conditions (“Conditions Precedent”) each month prior to the month in which the Subsequent Purchase is to be made:
(i)	US Airways Group’s Unrestricted Cash shall be equal to or greater than $1.5 billion as measured at the end of each month and **pre-tax income (excluding special items) measured **is less than**. For the purposes of this Section 14.3.1(i), the calculation of Unrestricted Cash will include Collateral for fuel hedge contracts**. By way of example, if October is being measured for November’s Subsequent Purchase, US Airways Group’s Unrestricted Cash (including the fuel hedge contracts) will be measured as of October 31st**.

If US Airways Group’s Unrestricted Cash falls below $1.5 billion in any monthbut the **pre-tax income test is met, then Juniper Bank will be required to purchase the additional Pre-Purchased Miles for such month**.

(ii)	No Suspension Event has occurred in the month being measured.

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(iii)	No Early Payment Event has occurred in the month being measured.

(iv)	No material change shall have occurred to the **card benefits as set forth in Exhibit E, except as permitted pursuant to such Exhibit E.

(v)	No merger of US Airways Group has occurred pursuant to Section 4.9.

(vi)	US Airways Group shall have complied with the reporting requirements set forth in Section 17 for the month being measured.”
14.4 Prepayment. US Airways Group may repurchase all or any of the Pre-Purchased Miles at any time, or from time to time, without penalty or premium. Any prepayment shall include accrued interest, if any, in accordance with Section 14.2.2.
14.5 Acceptance of Payment with Pre-Purchased Miles. US Airways Group agrees to accept payment in Pre-Purchased Miles as provided in this Section 14 in lieu of cash and irrevocably waives any rights to receive cash or other consideration for such payments regardless of the then value of a Pre-Purchased Mile.
14.6 Other Uses of Pre-Purchased Miles. To the extent Juniper Bank uses Pre-Purchased Miles for purposes other than as set forth in Sections 14.2 through 14.6, US Airways Group shall provide commercially reasonable methods to redeem said Pre-Purchased Miles (e.g., mileage certificates or assignment to FF Accounts) to facilitate the use of the Pre-Purchased Miles by Juniper Bank and/or the recipient of said Pre-Purchased Miles. This obligation shall survive termination of this Agreement.
14.7 Transportation Tax. Juniper Bank’s obligation to fund the Transportation Tax, as set forth in Section 4.8, shall not occur with respect to Pre-Purchased Miles unless and until Juniper Bank awards such Pre-Purchased Miles to Affinity Cardholders and/or others such that the recipient may use such Pre-Purchased Miles for redemption for air travel.”

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l.	Section 17 of the Agreement is deleted in its entirety and replaced with the following:
“17. REPORTING
US Airways Group shall make available to Juniper Bank the following reports: (i) annual audited financials statements within 105 days after the end of each fiscal year and unaudited quarterly financial statements within 60 days after the end of each fiscal quarter; provided that the filing of such reports on EDGAR shall satisfy the delivery obligations hereunder; (ii) annual financial plans and monthly projections for the following year as soon as practicable after preparation thereof in the ordinary course of business but in no event later than February 28 of each year; (iii) monthly income statements and balance sheet results in a format consistent with Securities Exchange Commission standards within 45 days following the close of each month; (iv) within 25 days after the end of each month, a monthly attestation from US Airways Group that the Conditions Precedent were met as of the end of the then ended month**; and (v) quarterly certificate of compliance with Section 4.6 including reporting of Active Frequent Flyers and Passenger Enplanements as well as the baseline Active Frequent Flyers and baseline Passenger Enplanements within thirty (30) days following the end of each quarter. In addition, US Airways Group agrees to participate in quarterly calls with Juniper Bank’s Chief Financial Officer and/or Chief Risk Officer; provided that each quarter Juniper Bank desires to have such a call, it will provide US Airways Group with prior notice.”
m.	Section 28 of the Agreement is amended by replacing the number “**” with “**“wherever it occurs.

n.	The Agreement is amended by adding the following new Section 31 at the end of the Agreement:
“31. **
The parties agree that in the event that US Airways Group **during the Term of this Agreement, Juniper Bank shall be**.”
o.	Exhibit A of the Agreement is amended by deleting Section 2(e).

p.	The Agreement is amended by adding new Exhibits E and F to the Agreement attached to this Amendment No. 6.
3. Effectiveness. This Amendment No. 6 shall become effective at the Effective Time, it being understood that if the Effective Time does not occur before October 31, 2008, this Amendment No. 6 shall have no force and effect and shall be null and void for all purposes with the Agreement reverting back to the previous status quo without any further action by either party. For purposes of this Amendment No. 6, the “Effective Time” means the date and time that all of the Closing Conditions are satisfied.
4. Effect. Except as set forth in this Amendment No. 6, the Agreement shall remain in full force and effect and each of US Airways Group and Juniper Bank hereby restates and affirms all

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of the terms and provisions of the Agreement. If any conflict exists between the terms and provisions of the Agreement and this Amendment No. 6, the terms and provisions of this Amendment No. 6 will govern and control.
5. Entire Agreement. The Agreement, as amended by this Amendment No. 6, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto.
6. Counterparts. This Amendment No. 6 may be executed in any number of counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same instrument. Delivery of an executed counterpart signature page by facsimile shall be effective as a manually executed signature page.
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     IN WITNESS WHEREOF, Juniper Bank and US Airways Group have executed and delivered this Amendment No. 6 as of the date first written above.

US AIRWAYS GROUP, INC.	BARCLAYS BANK DELAWARE
Formerly known as
JUNIPER BANK

/s/ J. Scott Kirby By: J. Scott Kirby By:	/s/ Lloyd Wirshba By: Lloyd Wirshba By:
Title: President	Title: CEO

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EXHIBIT E
**CARDHOLDER BENEFITS

US Airways
provided
benefits**	Consumer cards**	Consumer cards**	Consumer cards**
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EXHIBIT F
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